Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Investment Trust:

We consent to the use of our report dated October 28, 2020, with respect to the financial statements of Nuveen Large Cap Core Fund, one of the funds comprising Nuveen Investment Trust, as of August 31, 2020, incorporated herein by reference, and to the reference to our firm under the heading “Other Service Providers to the Funds” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Chicago, Illinois

May 21, 2021